Yum! Brands Inc. Reports Full Year 2009 EPS Growth of 13%
or $2.17 Per Share, Excluding Special Items;
Led by China Full Year Operating Profit Growth of 25%

Louisville, KY (February 3, 2010) — Yum! Brands Inc. (NYSE: YUM) today reported results for the fourth quarter and year ended December 26, 2009.

FULL-YEAR HIGHLIGHTS

●	Worldwide system sales grew 1% prior to foreign currency translation.

●	Worldwide revenue declined 4% due to the negative impact from foreign currency translation and refranchising. Excluding these items, revenue increased 5%.

●	International development continued at a strong pace with 1,467 new restaurants including a record 509 new units in mainland China and 898 new units in Yum! Restaurants International (YRI).

●
Worldwide operating profit grew 9% prior to foreign currency translation, including growth of 23% in China, 5% in YRI and 1% in the U.S.  After negative foreign currency translation, worldwide operating profit grew 6%.

●	Worldwide restaurant margin improved by 1.7 percentage points driven by China and the U.S.

●	EPS growth was negatively impacted by approximately $0.07 per share due to foreign currency translation that was fully offset by lower interest expense and a lower tax rate.

●	An industry leader with return on invested capital (ROIC) of 20%.

FOURTH-QUARTER HIGHLIGHTS

●
System sales growth of +8% in mainland China and +2% in YRI was offset by a 7% decline in the U.S. resulting in a 2% decline worldwide prior to foreign currency translation, and a 1% decline after a benefit from foreign currency translation.

●	Worldwide restaurant margin improved by 0.8 percentage points.

●
Worldwide operating profit was flat prior to foreign currency translation with growth of 24% in China and 9% in YRI, offset by a 23% decline in the United States. After a benefit from foreign currency translation, worldwide operating profit grew 2%.

	Fourth Quarter			Full Year
	2009	2008	% Change	2009	2008	% Change
EPS Excluding Special Items	$0.50	$0.46	7%	$2.17	$1.91	13%
Special Items Gain/(Loss)1	($0.05)	($0.03)	NM	$0.05	$0.05	NM
EPS	$0.45	$0.43	5%	$2.22	$1.96	13%
1 See Reconciliation of Non-GAAP Measurements to GAAP Results for further detail of the Special Items.

Note: All comparisons are versus the same period a year ago and exclude Special Items unless noted.

Yum! Brands, Inc. • 1900 Colonel Sanders Lane • Louisville, KY 40213
Tel 502 874-8006 • Fax 502 874-2410 • Web Site www.yum.com/investors

David C. Novak, Chairman and CEO, said, “Given the tough macro environment, I am especially pleased to announce 2009 was another strong year of performance as we continue our quest to make Yum! Brands “The Defining Global Company That Feeds the World.”  We reported 13% EPS growth, marking the 8th straight year that we exceeded our annual target of at least 10% growth and achieved at least 13%.  Our growth in 2009 was driven primarily by a record 509 new units in mainland China and 898 new units in Yum! Restaurants International.  At the same time, we invested heavily in our future growth drivers including infrastructure in emerging markets and developing incremental sales layers that will make our unit economics even stronger over time.

“We are in the enviable position of having powerful brands and unmatched unit economics in China as evidenced by KFC’s $1.4 million average unit volumes and restaurant margins of over 20%. There is no question we are in the early innings of profitable expansion in this massive and rapidly growing economy. We are also making progress creating major new growth vehicles by investing in India, Russia and France and beginning to develop Taco Bell into a truly global brand.  At the same time, we are aggressively developing incremental sales layers including breakfast, new beverages and expanded protein options.  Our goal is to provide more meaningful menu variety to our customers and leverage our assets throughout the day. We are putting these same building blocks in place to drive long-term growth at Taco Bell in the U.S. where we are also making steady progress transforming and restructuring our Pizza Hut and KFC businesses.

“In 2010, we once again expect to achieve our annual target of at least 10% EPS growth.  Our profitable international new unit development will be a key driver of our growth as we execute against our obvious short-term challenge of driving same-store-sales growth.  I am confident that our teams around the world will continue to build on our track record of consistent double-digit EPS growth.”

CHINA DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2009	2008	Reported	Ex F/X	2009	2008	Reported	Ex F/X
System Sales Growth			+7	+7			+10	+9
Restaurant Margin (%)	17.6	15.9	1.7	1.7	20.2	18.4	1.8	1.7
Operating Profit ($MM)	149	120	+24	+24	602	480	+25	+23

●	China Division system sales growth of 9% for the full year and 7% for the fourth quarter, prior to foreign currency translation, was driven by strong new unit development in mainland China.

○	We opened a record of 509 new restaurants in mainland China for the full year including 205 in the fourth quarter.

○	Mainland China same-store sales declined 1% for the full year and 3% in the fourth quarter.

Mainland China Units	Q4 2009	% Change
Traditional Restaurants	3,453	+15
KFC	2,872	+15
Pizza Hut Casual Dining	457	+10
Pizza Hut Home Service	101	+28

●
Restaurant margin increased 1.8 points for the full year and 1.7 points for the fourth quarter, driven primarily by commodity cost deflation of $61 million for the full year and $39 million for the fourth quarter.

●	Foreign currency conversion benefited full year operating profit by $10 million with minimal impact in the fourth quarter.

●	Full year operating profit growth of 25% lapped strong growth of 28% in 2008.

YUM! RESTAURANTS INTERNATIONAL (YRI) DIVISION

	Fourth Quarter				Full Year
			% Change				% Change
	2009	2008	Reported	Ex F/X	2009	2008	Reported	Ex F/X
Traditional Restaurants	13,206	12,746	+4	NA	13,206	12,746	+4	NA
System Sales Growth			+5	+2			(3)	+5
Franchise & License Fees	218	202	+8	+5	660	669	(1)	+7
Operating Profit ($MM)	149	129	+15	+9	491	522	(6)	+5
Operating Margin (%)	16.8	15.0	+1.8	+1.1	18.1	17.1	+1.0	+0.2

●
YRI generated system sales growth of 5% for the full year and 2% for the fourth quarter, prior to foreign currency translation, driven primarily by new unit development.  The table below provides further insight into key YRI markets.

●	Same-store sales grew 1% for the full year and declined 2% for the fourth quarter.

●
For 2009, YRI opened 898 new restaurants in more than 75 countries with 92% opened by our franchise partners.  Continental Europe experienced a net unit decline due to a 99 unit franchisee in Spain exiting the Pizza Hut system.

●
Full year operating profit growth of 5% prior to foreign currency translation was driven by strong growth in the U.K. and key franchise markets partially offset by weakness in Mexico and Pizza Hut South Korea. Pizza Hut South Korea’s results included a fourth quarter, non-cash, goodwill impairment charge of $12 million, equivalent to 2 percentage points of full year profit growth for YRI.

●	Foreign currency translation negatively impacted operating profit by $56 million for the full year. This included a benefit of $7 million in the fourth quarter.

Key YRI Markets	System-Sales Growth Ex F/X (%)		Net Unit
	Fourth Quarter	Full Year	Growth (%)
Franchise Only Markets
Asia (ex China Division)	+4	+6	+5
Continental Europe	-10	-1	-6
Middle East	+6	+7	+9
Latin America	+4	+6	+5
Company/Franchise Markets
Australia	+2	+5	+2
UK	+8	+9	+1
New Growth Markets	+15	+17	+12
Note: The markets listed above generate approximately 85% of YRI’s operating profit excluding corporate G&A expense. New Growth Markets include France, Russia, and India.

U.S. DIVISION

	Fourth Quarter			Full Year
	2009	2008	% Change	2009	2008	% Change
Same-Store-Sales Growth (%)	(8)	+2	NM	(5)	+2	NM
Restaurant Margin (%)	13.5	14.0	(0.5)	13.9	12.5	+1.4
Operating Profit ($MM)	150	194	(23)	647	641	+1
Operating Margin (%)	11.8	13.0	(1.2)	14.5	12.5	+2.0

●	Same-store sales declined 5% for the full year and 8% in the fourth quarter including a decline of 5% at Taco Bell, 8% at KFC and 12% at Pizza Hut.

●	Restaurant margin improved by 1.4 points for the full year due largely to commodity cost deflation of $28 million, refranchising and productivity initiatives.

●	Fourth quarter operating profit declined by 23% due to weaker same-store sales, an increase in franchise related expenses and higher expenses related to restaurant closures.

●
Full year operating profit growth of 1% was driven by a $65 million reduction in our U.S. G&A cost structure offset by a same-store-sales decline. Importantly, Taco Bell generated solid profit growth in 2009 offset by weak performance in the balance of our U.S. business.

U.S. BUSINESS TRANSFORMATION UPDATE

●
In the fourth quarter, 255 company-owned U.S. restaurants were sold to franchisees.  For the full year, we refranchised 541 units, exceeding our goal of 500, including 427 Pizza Huts, 60 KFCs and 54 Taco Bells. U.S. company ownership is now 16%, a 3 percentage point reduction from 2008, with Pizza Hut 11%, KFC 17% and Taco Bell 25%. Refranchising proceeds in 2009 were $163 million. Net gains of $11 million for the fourth quarter and $34 million for the full year were reported in Special Items.

●
In the fourth quarter, we made a decision to limit multibranding as a U.S. growth strategy going forward, particularly as it relates to the use of Long John Silver’s and A&W as multibranding partners.  As a result, we recorded a $26 million non-cash charge for impairment of goodwill related to these brands as a Special Item.

DIVISION REPORTING REALIGNMENT

Beginning in the first quarter of 2010, two of our China Division businesses, Thailand and KFC Taiwan, will begin being reported as part of YRI.  The China Division will then include solely the results of our mainland China business.  While our consolidated results will not be impacted, we will restate our historical segment information during 2010 for consistent presentation.

CONFERENCE CALL

Yum! Brands Inc. will host a conference call to review the company’s financial performance and strategies at 9:15 a.m. ET Thursday, February 4, 2010. The number is 877/815-2029 for U.S. callers and 706/645-9271 for international callers.

The call will be available for playback beginning at noon Eastern Time Thursday, February 4, through midnight Thursday, February 18, 2010. To access the playback, dial 800/642-1687 in the United States and 706/645-9291 internationally.  The playback pass code is 52224616.

The webcast and the playback can be accessed via the internet by visiting Yum! Brands’ Web site, www.yum.com/investors and selecting “Q4 2009 Earnings Conference Call” under “Investors: News and Presentations”. A podcast will be available within 24 hours

ADDITIONAL INFORMATION ONLINE
Fourth quarter end dates for each division, restaurant-count details, and definitions of terms including Key Markets are available online at www.yum.com under “Investors”.

This announcement, any related announcements and the related webcast may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements are subject to risks and uncertainties, which may cause actual results to differ materially from those projected. Factors that can cause our actual results to differ materially include, but are not limited to: economic and political conditions in the countries where we operate; currency exchange and interest rates; commodity, labor and other operating costs; competition, consumer preferences or perceptions; the impact of any widespread illness or food borne illness; the effectiveness of our operating initiatives and marketing; new-product and concept development by us and our competitors; the success of our strategies for refranchising and international development; the continued viability of our franchise and license operators; our ability to secure and maintain distribution and adequate supply to our restaurants; publicity that may impact our business and/or industry; pending or future legal claims; our effective tax rates; our actuarially determined casualty loss estimates; government regulations; and accounting policies and practices. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We are not undertaking to update any of these statements.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants, with more than 37,000 restaurants in over 110 countries and territories. The company is ranked #239 on the Fortune 500 List, with revenues of nearly $11 billion in 2009. Four of the company’s restaurant brands – KFC, Pizza Hut, Taco Bell and Long John Silver’s – are the global leaders of the chicken, pizza, Mexican–style food and quick–service seafood categories, respectively. Outside the United States, the Yum! Brands system opened more than four new restaurants each day of the year, making it a leader in international retail development.

Analysts are invited to contact
Tim Jerzyk, Senior Vice President, Investor Relations/Treasurer, at 888/298-6986
Bruce Bishop, Director Investor Relations, at 888/298-6986
Members of the media are invited to contact
Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Consolidated Summary of Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter		% Change	Year		% Change
	12/26/09	12/27/08	B/(W)	12/26/09	12/27/08	B/(W)
Company sales	$2,911	$2,944	(1)	$9,413	$9,843	(4)
Franchise and license fees and income	454	446	1	1,423	1,461	(3)
Total revenues	3,365	3,390	(1)	10,836	11,304	(4)

Company restaurants
Food and paper	922	974	5	3,003	3,239	7
Payroll and employee benefits	669	688	3	2,154	2,370	9
Occupancy and other operating expenses	898	881	(2)	2,777	2,856	3
Company restaurant expenses	2,489	2,543	2	7,934	8,465	6

General and administrative expenses	409	444	8	1,221	1,342	9
Franchise and license expenses	44	36	(21)	118	99	(19)
Closures and impairment (income) expenses	72	34	NM	103	43	NM
Refranchising (gain) loss	(17)	(21)	NM	(26)	(5)	NM
Other (income) expense	(7)	(9)	(16)	(104)	(157)	(34)
Total costs and expenses, net	2,990	3,027	1	9,246	9,787	6

Operating Profit	375	363	3	1,590	1,517	5
Interest expense, net	56	74	25	194	226	14
Income before income taxes	319	289	11	1,396	1,291	8
Income tax provision	101	83	(22)	313	319	2
Net income – including noncontrolling interest	218	206	6	1,083	972	11
Net income – noncontrolling interest	2	2	NM	12	8	NM
Net income – YUM! Brands, Inc.	$216	$204	6	$1,071	$964	11

Effective tax rate	31.5%	28.6%		22.4%	24.7%

Effective tax rate before special items	29.1%	29.3%		23.1%	24.3%

Basic EPS Data
EPS	$0.46	$0.44	4	$2.28	$2.03	12
Average shares outstanding	474	465	(2)	471	475	1

Diluted EPS Data
EPS	$0.45	$0.43	5	$2.22	$1.96	13
Average shares outstanding	485	479	(1)	483	491	2

Dividends declared per common share	$0.42	$0.38		$0.80	$0.72

See accompanying notes.

YUM! Brands, Inc.
CHINA DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year		% Change
	12/26/09	12/27/08	B/(W)	12/26/09	12/27/08	B/(W)

Company sales	$1,192	$1,009	18	$3,622	$3,058	18
Franchise and license fees and income	17	22	(27)	60	70	(15)
Total revenues	1,209	1,031	17	3,682	3,128	18

Company restaurant expenses, net
Food and paper	413	383	(8)	1,277	1,152	(11)
Payroll and employee benefits	179	147	(23)	500	423	(18)
Occupancy and other operating expenses	390	319	(22)	1,114	919	(21)
	982	849	(16)	2,891	2,494	(16)
General and administrative expenses	77	65	(18)	209	186	(12)
Franchise and license expenses	—	—	—	—	—	—
Closures and impairment (income) expenses	5	5	NM	13	8	NM
Other (income) expense	(4)	(8)	(42)	(33)	(40)	(18)
	1,060	911	(16)	3,080	2,648	(16)
Operating Profit	$149	$120	24	$602	$480	25

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	34.7	38.0	3.3 ppts.	35.3	37.7	2.4 ppts.
Payroll and employee benefits	15.0	14.5	(0.5) ppts.	13.8	13.8	— ppts.
Occupancy and other operating expenses	32.7	31.6	(1.1) ppts.	30.7	30.1	(0.6) ppts.
Restaurant margin	17.6%	15.9%	1.7 ppts.	20.2%	18.4%	1.8 ppts.

See accompanying notes.

China Division includes mainland China, Thailand and KFC Taiwan.

As discussed in (d) in the accompanying notes, we began consolidating the operating entity that owns the KFC business in Shanghai, China, with 236 units, during the second quarter of 2009.  This entity was previously accounted for as an unconsolidated affiliate.

YUM! Brands, Inc.
YUM! RESTAURANTS INTERNATIONAL DIVISION Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year		% Change
	12/26/09	12/27/08	B/(W)	12/26/09	12/27/08	B/(W)

Company sales	$665	$658	1	$2,053	$2,375	(14)
Franchise and license fees and income	218	202	8	660	669	(1)
Total revenues	883	860	3	2,713	3,044	(11)

Company restaurant expenses, net
Food and paper	211	213	1	656	752	13
Payroll and employee benefits	175	170	(2)	533	618	14
Occupancy and other operating expenses	210	212	1	635	742	14
	596	595	—	1,824	2,112	14
General and administrative expenses	113	118	3	341	371	8
Franchise and license expenses	10	10	(3)	39	35	(12)
Closures and impairment (income) expenses	15	8	NM	18	5	NM
Other (income) expense	—	—	—	—	(1)	NM
	734	731	—	2,222	2,522	12
Operating Profit	$149	$129	15	$491	$522	(6)

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	31.8	32.1	0.3 ppts.	32.0	31.6	(0.4) ppts.
Payroll and employee benefits	26.2	25.9	(0.3) ppts.	26.0	26.0	— ppts.
Occupancy and other operating expenses	31.6	32.3	0.7 ppts.	30.9	31.3	0.4 ppts.
Restaurant margin	10.4%	9.7%	0.7 ppts.	11.1%	11.1%	— ppts.

Operating margin	16.8%	15.0%	1.8 ppts.	18.1%	17.1%	1.0 ppts.

See accompanying notes.

YUM! Brands, Inc.
UNITED STATES Operating Results
(amounts in millions)
(unaudited)

	Quarter		% Change	Year		% Change
	12/26/09	12/27/08	B/(W)	12/26/09	12/27/08	B/(W)

Company sales	$1,054	$1,277	(17)	$3,738	$4,410	(15)
Franchise and license fees and income	219	222	(2)	735	722	2
Total revenues	1,273	1,499	(15)	4,473	5,132	(13)

Company restaurant expenses, net
Food and paper	298	378	21	1,070	1,335	20
Payroll and employee benefits	315	371	15	1,121	1,329	16
Occupancy and other operating expenses	298	350	14	1,028	1,195	14
	911	1,099	17	3,219	3,859	17
General and administrative expenses	152	163	8	482	547	12
Franchise and license expenses	34	21	(60)	79	54	(45)
Closures and impairment (income) expenses	26	21	NM	46	30	NM
Other (income) expense	—	1	NM	—	1	NM
	1,123	1,305	14	3,826	4,491	15
Operating Profit	$150	$194	(23)	$647	$641	1

Company sales	100.0%	100.0%		100.0%	100.0%
Food and paper	28.2	29.6	1.4 ppts.	28.6	30.3	1.7 ppts.
Payroll and employee benefits	29.9	29.0	(0.9) ppts.	30.0	30.1	0.1 ppts.
Occupancy and other operating expenses	28.4	27.4	(1.0) ppts.	27.5	27.1	(0.4) ppts.
Restaurant margin	13.5%	14.0%	(0.5) ppts.	13.9%	12.5%	1.4 ppts.

Operating margin	11.8%	13.0%	(1.2) ppts.	14.5%	12.5%	2.0 ppts.

See accompanying notes.

YUM! Brands, Inc.
Consolidated Balance Sheets
(amounts in millions)

	(unaudited)
	12/26/09	12/27/08
ASSETS
Current Assets
Cash and cash equivalents	$353	$216
Accounts and notes receivable, less allowance: $35 in 2009 and $23 in 2008	239	229
Inventories	122	143
Prepaid expenses and other current assets	314	172
Deferred income taxes	81	81
Advertising cooperative assets, restricted	99	110
Total Current Assets	1,208	951
Property, plant and equipment, net of accumulated depreciation and amortization of $3,348 in 2009 and $3,187 in 2008	3,899	3,710
Goodwill	640	605
Intangible assets, net	462	335
Investments in unconsolidated affiliates	144	65
Other assets	544	561
Deferred income taxes	251	300
Total Assets	$7,148	$6,527
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable and other current liabilities	$1,413	$1,473
Income taxes payable	82	114
Short-term borrowings	59	25
Advertising cooperative liabilities	99	110
Total Current Liabilities	1,653	1,722
Long-term debt	3,207	3,564
Other liabilities and deferred credits	1,174	1,335
Total Liabilities	6,034	6,621

Shareholders’ Equity (Deficit)
Common stock, no par value, 750 shares authorized; 469 shares and 459 shares issued in 2009 and 2008, respectively	253	7
Retained earnings	996	303
Accumulated other comprehensive income (loss)	(224)	(418)
Total Shareholders’ Equity (Deficit) – YUM! Brands, Inc.	1,025	(108)
Noncontrolling interest	89	14
Total Shareholders’ Equity (Deficit)	1,114	(94)
Total Liabilities and Shareholders’ Equity (Deficit)	$7,148	$6,527

See accompanying notes.

YUM! Brands, Inc.
Consolidated Statements of Cash Flows
 (amounts in millions)
(unaudited)

	Year
	12/26/09	12/27/08
Cash Flows – Operating Activities
Net income – including noncontrolling interest	$1,083	$972
Depreciation and amortization	580	556
Closures and impairment (income) expenses	103	43
Refranchising (gain) loss	(26)	(5)
Contributions to defined benefit pension plans	(280)	(66)
Gain upon consolidation of a former unconsolidated affiliate in China	(68)	—
Gain on sale of interest in Japan unconsolidated affiliate	—	(100)
Deferred income taxes	72	1
Equity income from investments in unconsolidated affiliates	(36)	(41)
Distributions of income received from unconsolidated affiliates	31	41
Excess tax benefit from share-based compensation	(59)	(44)
Share-based compensation expense	56	59
Changes in accounts and notes receivable	3	(6)
Changes in inventories	27	(8)
Changes in prepaid expenses and other current assets	(7)	4
Changes in accounts payable and other current liabilities	(62)	18
Changes in income taxes payable	(95)	39
Other non-cash charges and credits, net	82	58
Net Cash Provided by Operating Activities	1,404	1,521

Cash Flows – Investing Activities
Capital spending	(797)	(935)
Proceeds from refranchising of restaurants	194	266
Acquisition of restaurants from franchisees	(24)	(35)
Acquisitions and investments	(115)	—
Sales of property, plant and equipment	34	72
Other, net	(19)	(9)
Net Cash Used in Investing Activities	(727)	(641)

Cash Flows – Financing Activities
Proceeds from long-term debt	499	375
Repayments of long-term debt	(528)	(268)
Revolving credit facilities, three months or less, net	(295)	279
Short-term borrowings by original maturity
More than three months – proceeds	—	—
More than three months – payments	—	—
Three months or less, net	(8)	(11)
Repurchase shares of Common Stock	—	(1,628)
Excess tax benefit from share-based compensation	59	44
Employee stock option proceeds	113	72
Dividends paid on Common Stock	(362)	(322)
Other, net	(20)	—
Net Cash Used in Financing Activities	(542)	(1,459)
Effect of Exchange Rate on Cash and Cash Equivalents	(15)	(11)
Net Increase (Decrease) in Cash and Cash Equivalents	120	(590)
Change in Cash and Cash Equivalents due to consolidation of entities in China	17	17
Cash and Cash Equivalents - Beginning of Year	$216	$789
Cash and Cash Equivalents - End of Year	$353	$216
See accompanying notes.

Reconciliation of Non-GAAP Measurements to GAAP Results
(amounts in millions, except per share amounts)
(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements which present operating results in 2009 and 2008 on a basis before Special Items.  Included in Special Items are the U.S. refranchising (gain) loss, charges relating to U.S. General and Administrative (“G&A”) productivity initiatives and realignment of resources, investments in our U.S. Brands, a 2009 U.S. Goodwill impairment charge, the 2009 loss recognized as a result of our decision to offer to refranchise an equity market outside the U.S., the 2009 gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China, and the 2008 gain on the sale of our minority interest in our Japan unconsolidated affiliate.  These amounts are described in (d), (e), (f) and (g) in the accompanying notes.

The Company uses earnings before Special Items as a key performance measure of results of operations for the purpose of evaluating performance internally.  This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP.  Rather, the Company believes that the presentation of earnings before Special Items provides additional information to investors to facilitate the comparison of past and present operations, excluding items in 2009 and 2008 that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

	Quarter		Year
	12/26/09	12/27/08	12/26/09	12/27/08
Detail of Special Items
Gain upon the sale of our interest in our Japan unconsolidated affiliate	$—	$—	$—	$(100)
Gain upon consolidation of a former unconsolidated affiliate in China	—	—	(68)	—
Loss as a result of our offer to refranchise an equity market outside the U.S.	—	—	10	—
U.S. Refranchising (gain) loss	(11)	(17)	(34)	5
Charges relating to U.S. G&A productivity initiatives and realignment of resources	7	41	16	49
Long John Silver’s/A&W Goodwill impairment charge	26	—	26	—
Investments in our U.S. Brands	—	2	32	7
Total Special Items (Income) Expense	22	26	(18)	(39)
Tax (Benefit) Expense on Special Items	1	(10)	(5)	14
Special Items (Income) Expense, net of tax	$23	$16	$(23)	$(25)
Average diluted shares outstanding	485	479	483	491
Special Items diluted EPS	$(0.05)	$(0.03)	$0.05	$0.05

Reconciliation of Operating Profit Before Special Items to Reported Operating Profit
Operating Profit before Special Items	$397	$389	$1,572	$1,478
Special Items Income (Expense)	(22)	(26)	18	39
Reported Operating Profit	$375	$363	$1,590	$1,517

Reconciliation of EPS Before Special Items to Reported EPS
Diluted EPS before Special Items	$0.50	$0.46	$2.17	$1.91
Special Items EPS	(0.05)	(0.03)	0.05	0.05
Reported EPS	$0.45	$0.43	$2.22	$1.96

Reconciliation of Effective Tax Rate Before Special Items to Reported Effective Tax Rate
Effective Tax Rate before Special Items	29.1%	29.3%	23.1%	24.3%
Impact on Tax Rate as a result of Special Items	2.4%	(0.7)%	(0.7)%	0.4%
Reported Effective Tax Rate	31.5%	28.6%	22.4%	24.7%

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Quarter Ended 12/26/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,209	$883	$1,273	$—	$3,365

Company restaurant expenses	982	596	911	—	2,489
General and administrative expenses	77	113	152	67	409
Franchise and license expenses	—	10	34	—	44
Closures and impairment (income) expenses	5	15	26	26	72
Refranchising (gain) loss	—	—	—	(17)	(17)
Other (income) expense	(4)	—	—	(3)	(7)
	1,060	734	1,123	73	2,990
Operating Profit (loss)	$149	$149	$150	$(73)	$375

Quarter Ended 12/27/08	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$1,031	$860	$1,499	$—	$3,390

Company restaurant expenses	849	595	1,099	—	2,543
General and administrative expenses	65	118	163	98	444
Franchise and license expenses	—	10	21	5	36
Closures and impairment (income) expenses	5	8	21	—	34
Refranchising (gain) loss	—	—	—	(21)	(21)
Other (income) expense	(8)	—	1	(2)	(9)
	911	731	1,305	80	3,027
Operating Profit (loss)	$120	$129	$194	$(80)	$363

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise reductions in franchise and license fees and income, general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

YUM! Brands, Inc.
Segment Results
(amounts in millions)
(unaudited)

Year Ended 12/26/09	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$3,682	$2,713	$4,473	$(32)	$10,836

Company restaurant expenses	2,891	1,824	3,219	—	7,934
General and administrative expenses	209	341	482	189	1,221
Franchise and license expenses	—	39	79	—	118
Closures and impairment (income) expenses	13	18	46	26	103
Refranchising (gain) loss	—	—	—	(26)	(26)
Other (income) expense	(33)	—	—	(71)	(104)
	3,080	2,222	3,826	118	9,246
Operating Profit (loss)	$602	$491	$647	$(150)	$1,590

Year Ended 12/27/08	China Division	YRI	United States	Corporate and Unallocated	Consolidated
Total revenues	$3,128	$3,044	$5,132	$—	$11,304

Company restaurant expenses	2,494	2,112	3,859	—	8,465
General and administrative expenses	186	371	547	238	1,342
Franchise and license expenses	—	35	54	10	99
Closures and impairment (income) expenses	8	5	30	—	43
Refranchising (gain) loss	—	—	—	(5)	(5)
Other (income) expense	(40)	(1)	1	(117)	(157)
	2,648	2,522	4,491	126	9,787
Operating Profit (loss)	$480	$522	$641	$(126)	$1,517

The above table reconciles segment information, which is based on management responsibility, with our Consolidated Summary of Results.  Corporate and unallocated expenses comprise reductions in franchise and license fees and income, general and administrative expenses, refranchising (gains) and losses and other (income) expense that are not allocated to segments for performance reporting purposes.

Notes to the Consolidated Summary of Results, Consolidated Balance Sheets
and Consolidated Statements of Cash Flows
(amounts in millions, except per share amounts)
(unaudited)

(a)	Percentages may not recompute due to rounding.

(b)	Amounts presented as of and for the quarter and year ended December 26, 2009 are preliminary.

(c)
China Division Other (income) expense includes equity income from our investments in unconsolidated affiliates. In the year ended December 26, 2009, Unallocated Other (income) expense includes the gain upon our acquisition of additional ownership in, and consolidation of, the operating entity that owns the KFCs in Shanghai, China (See note d).  In the year ended December 27, 2008, Unallocated Other (income) expense includes the pre-tax gain on the sale of our unconsolidated affiliate in Japan (see Note g).

(d)
On May 4, 2009 we acquired an additional 7% ownership in the entity that operates the KFCs in Shanghai, China for $12 million, increasing our ownership to 58%.  This entity has historically been accounted for as an unconsolidated affiliate.  As part of the acquisition we received additional rights in the governance of the entity such that we began consolidating the entity upon acquisition.  We remeasured our previously held 51% ownership in the entity at fair value and recognized a gain of $68 million accordingly.  This gain, which resulted in no related income tax expense, was recorded as unallocated other income during the quarter ended June 13, 2009 and has been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).  For the quarter and year ended December 26, 2009 the consolidation of this entity increased Company sales by $87 million and $192 million, respectively, and decreased Franchise and license fees and income by $6 million and $12 million, respectively.  The consolidation of this entity decreased Operating Profit by $1 million for the quarter ended December 26, 2009 and increased Operating Profit by $4 million for the year ended December 26, 2009.  Our Consolidated Balance Sheet at December 26, 2009 reflects consolidation of this entity, including $53 million in goodwill and $74 million in Noncontrolling interest (which was also required to be remeasured to fair value at the acquisition date).

(e)
As part of our plan to transform our U.S. business we took several measures (“the U.S. business transformation measures”) in 2008 and 2009 including: expansion of our U.S. refranchising, potentially reducing our Company ownership in the U.S. to below 10%; a reduced emphasis on multi-branding as a long-term growth strategy; G&A productivity initiatives and realignment of resources (primarily severance and early retirement costs); and investments in our U.S. Brands made on behalf of our franchisees such as equipment purchases.  As a result of a decline in future profit expectations for our Long John Silver’s (LJS) and A&W businesses due in part to the impact of a reduced emphasis on multi-branding, we recorded a non-cash charge of $26 million, which resulted in no related income tax benefit, in the fourth quarter of 2009 to write-off goodwill associated with these businesses. We have traditionally not allocated refranchising (gains) losses for segment reporting purposes and will not allocate the costs associated with the productivity initiatives, realignment of resources, LJS/A&W goodwill impairment and investments in our U.S. Brands to the U.S. segment. Additionally, these items have been reflected as Special Items for certain performance measures (see accompanying reconciliation to reported results).  Investments in our U.S. Brands recorded in 2009 reflect our reimbursements to KFC franchisees for installation costs of ovens for the national launch of Kentucky Grilled Chicken and have been recorded as a reduction of Franchise and license fees and income.

(f)
During the quarter ended September 5, 2009 we recognized a $10 million refranchising loss as a result of our decision to offer to refranchise an equity market outside the U.S.  This loss, which resulted in no related income tax benefit, was recorded as refranchising loss which we have traditionally not allocated for segment reporting purposes. The loss has also been reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results) given the amount and strategic nature of refranchising an entire equity market.

(g)
During December 2007, we sold our interest in our unconsolidated affiliate in Japan for $128 million in cash (includes the impact of related foreign currency contracts that were settled in 2007). Our international subsidiary that owned this interest operates on a fiscal calendar with a period end that is approximately one month earlier than our consolidated period close. Thus, consistent with our historical treatment of events occurring during the lag period, the pre-tax gain on the sale of this investment was recorded in the quarter ended March 22, 2008 as other income and was not allocated to any segment for reporting purposes. Additionally, this transaction was reflected as a Special Item for certain performance measures (see accompanying reconciliation to reported results).

(h)
In connection with our U.S. business transformation measures our reported segment results began reflecting increased allocations of certain expenses in 2009 that were previously reported as corporate and unallocated expenses.  While our consolidated results were not impacted, we believe the revised allocation better aligns costs with accountability of our segment managers.  These revised allocations are being used by our Chairman and Chief Executive Officer, in his role as chief operating decision maker, in his assessment of operating performance.  We have restated segment information for the quarter and year ended December 27, 2008 to be consistent with the current period presentation.  The following table summarizes the impact of the revised allocations by segment for the quarter and year ended December 27, 2008:

Increase/(Decrease)	Quarter	Year
U.S. G&A	$17	$53
YRI G&A	2	6
Unallocated and corporate G&A expenses	(19)	(59)

(i)
Effective the beginning of fiscal 2009 we began reporting separately on the face of our Consolidated Summary of Results net income attributable to the minority interest in the entity that operates the KFCs in Beijing, China.  In 2008 we reported Operating Profit attributable to the minority interest as an Other expense and the related tax benefit as a reduction to our Income tax provision.  Additionally, the portion of equity in the entity not attributable to the Company is reported within equity, separately from the Company’s equity, in the Consolidated Balance Sheet.  In 2008 we reported this amount within Other liabilities and deferred credits.  As required, the presentation was applied retroactively to the quarter and year ended December 27, 2008.  Net income attributable to this noncontrolling interest was $2 million and $9 million in the quarter and year ended December 26, 2009, respectively.